CUSIP No. 816883102	Page 1 3 of 13 Pages

Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of February 1, 2019.

FOUNDRY GROUP SELECT FUND, L.P.

By: Foundry Select Fund GP, LLC
Its: General Partner

By:	/s/ Jason A. Mendelson
Name:	Jason A. Mendelson
Title:	Managing Member

FOUNDRY VENTURE CAPITAL 2007, L.P.

By: Foundry Venture 2007, LLC
Its: General Partner

By:	/s/ Jason A. Mendelson
Name:	Jason A. Mendelson
Title:	Managing Member

FOUNDRY SELECT FUND GP, LLC

By:	/s/ Jason A. Mendelson
Name:	Jason A. Mendelson
Title:	Managing Member

FOUNDRY VENTURE 2007, LLC

By:	/s/ Jason A. Mendelson
Name:	Jason A. Mendelson
Title:	Managing Member

/s/ Bradley A. Feld
Bradley A. Feld

/s/ Seth Levine
Seth Levine

/s/ Ryan McIntyre
Ryan McIntyre

/s/ Jason A. Mendelson
Jason A. Mendelson